UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant   [x]

Filed by a Party other than the Registrant   [  ]

Check the appropriate box:

[  ]           Preliminary Proxy Statement
[  ]           Confidential, For Use of the Commission Only (As permitted by Rule 14a-6(e)(2))
[x]           Definitive Proxy Statement
[  ]           Definitive Additional Materials
[  ]           Soliciting Material Pursuant to Section 240.14a-12

______HOOPER HOLMES, INC.________
 (Name of Registrant as Specified in its Charter)

_____________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]           No fee required.
[  ]           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)           Title of each class of securities to which transaction applies:
_____________________________________________________________

2)           Aggregate number of securities to which transaction applies:
_____________________________________________________________

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
_____________________________________________________________

4)           Proposed maximum aggregate value of transaction:
_____________________________________________________________

5)           Total fee paid:
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[  ]           Fee previously paid with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)           Amount Previously Paid:
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2)           Form, Schedule or Registration Statement No.:
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3)           Filing Party:
_____________________________________________________________

4)           Date Filed:
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HOOPER HOLMES, INC.
170 Mt. Airy Road
Basking Ridge, New Jersey 07920

April 14, 2010

Dear Shareholder:

You are cordially invited to attend the 2010 annual meeting of shareholders of Hooper Holmes, Inc., to be held on May 24, 2010, at our corporate headquarters located at 170 Mt. Airy Road, Basking Ridge, New Jersey.  The meeting will start at 11:00 a.m. EDT.  At the meeting, you will be asked to:

•	elect two persons to the Company’s Board of Directors, each to serve for a three-year term or until his or her successor is elected and qualified;

•
amend and restate the Company’s Certificate of Incorporation in its entirety to, among other things, consolidate all prior amendments to the Certificate, provide for declassification of the Company’s Board of Directors and make other changes regarding the terms of office, election, removal and appointment of directors, reduce the percentage of shareholder vote needed to approve certain proposed transactions, and delete Article ELEVENTH of the Certificate of Incorporation in its entirety; and

•	ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

These matters are discussed in detail in our proxy statement.  In addition, we will include a discussion of our operations.  We hope you will be able to attend and participate in the meeting.

We are pleased again this year to be furnishing our proxy materials over the Internet, as allowed by U.S. Securities and Exchange Commission rules.  As a result, we are mailing to many of our shareholders a notice instead of a paper copy of this proxy statement and our 2009 Annual Report.  The notice contains instructions about how to access those documents over the Internet, and how to receive a paper copy of our proxy materials, including this proxy statement, our 2009 Annual Report, and a form of proxy card or voting instruction card.

Whether or not you plan to attend the meeting, it is important that your shares be represented and voted at the meeting.  That is especially important this year, because the proposal to amend and restate the Certificate of Incorporation requires the approval of 80% of all outstanding shares.  Please either submit your proxy using the Internet procedures provided on the Notice and Access Card being mailed to you separately or, if you have elected to receive a copy of your proxy card in the mail, complete and return the enclosed proxy card.  Please note that submitting a proxy using any one of these methods will not prevent you from attending the meeting and voting in person.

On behalf of our officers and directors, I wish to thank you for your continued support and interest in Hooper Holmes, Inc.

Sincerely,

Larry Ferguson
Chairman of the Board

HOOPER HOLMES, INC.
170 Mt. Airy Road
Basking Ridge, New Jersey 07920
____________________________

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
to be held on Monday, May 24, 2010
_______________________________

To:	Shareholders of Hooper Holmes, Inc., a New York corporation

Date:	Monday, May 24, 2010

Time:	11:00 a.m. EDT

Place:	Corporate Headquarters
Hooper Holmes, Inc.
170 Mt. Airy Road
Basking Ridge, New Jersey 07920

Items of Business:	1.	To elect two persons to the Company’s Board of Directors, each to serve for a three-year term or until his or her successor is elected and qualified;

2.
To amend and restate the Company’s Certificate of Incorporation in its entirety to, among other things, consolidate all prior amendments to the Certificate, provide for declassification of the Company’s Board of Directors and make other changes regarding the terms of office, election, removal and appointment of directors, reduce the percentage of shareholder vote needed to approve certain proposed transactions, and delete Article ELEVENTH of the Certificate of Incorporation in its entirety; and

3.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

These items of business are more fully described in the proxy statement accompanying this notice.

Record Date:
Our Board of Directors has fixed the close of business on March 25, 2010 as the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting and at any adjournment or postponement of the meeting.

Annual Report:
Our 2009 annual report to shareholders, which includes our annual report on Form 10-K for the 2009 fiscal year, is available at www.proxyvote.com, as indicated in the Notice and Access card being mailed to you separately.  A copy of our annual report is enclosed herewith if you have elected to receive this Proxy Statement in the mail.

It is important that your shares be represented and voted at the meeting.  Shareholders of record may vote in one of three ways:

•	vote on-line, as indicated in the Notice and Access card being mailed to you separately;

•	complete, sign, and return a proxy card, which will be sent to you if you request one; or

•	cast your ballot at the meeting

Even if you plan to attend the annual meeting, we would appreciate receiving your voting instructions before that date.  If your shares are held in the name of a bank, broker or other holder of record, you should receive instructions to follow for your shares to be voted.  Your proxy may be revoked at any time either before or at the annual meeting.

By Order of the Board of Directors

Mark C. Rosenblum
Corporate Secretary

Basking Ridge, New Jersey
April 14, 2010

Please sign the enclosed proxy and return it promptly in the envelope enclosed which requires no postage if mailed in the United States.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Shareowners to be held on May 24, 2010

The notice of Annual Meeting, Proxy Statement, and Annual Report on Form 10-K for the fiscal year ended December 31, 2009 are available at http://materials.proxyvote.com/439104

HOOPER HOLMES, INC.
170 Mt. Airy Road
Basking Ridge, New Jersey 07920

_________________________________________

PROXY STATEMENT
FOR 2010 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MONDAY, MAY 24, 2010
__________________________________________

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:            Who is soliciting my vote?

A:
The Board of Directors (the “Board”) of Hooper Holmes, Inc., a New York corporation (which we sometimes refer to in this proxy statement as “Hooper Holmes,” the “Company,” “we,” “us” or “our”), is soliciting your vote at the Company’s 2010 annual meeting of shareholders.  The meeting is scheduled to take place at 11:00 a.m. EDT on Monday, May 24, 2010 at the Company’s headquarters located at 170 Mt. Airy Road, Basking Ridge, New Jersey 07920.

The information included in this proxy statement relates to the proposals to be voted on at the meeting, the voting process, the compensation of our directors and certain of our executive officers, and certain other required information.

Q:           Who is paying for this solicitation?

A:
We are paying for the solicitation of proxies, including the cost of preparing, printing and mailing this proxy statement, the proxy card and any additional information furnished to shareholders in connection with the matters to be voted on at the annual meeting.  In addition, we have retained Morrow & Co. to assist us in the solicitation of proxies.  We have agreed to pay Morrow & Co. $10,000 plus reasonable out-of-pocket expenses for such services

Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of our common stock beneficially owned by others for forwarding to the beneficial owners.  We will reimburse persons representing beneficial owners for their reasonable out-of-pocket expenses in forwarding proxy materials to the beneficial owners.

The solicitation of proxies through this proxy statement may be supplemented by telephone, facsimile or personal solicitation by directors, officers or other of our employees.  No additional compensation will be paid to directors, officers or other of our employees for their services in soliciting proxies.

Q:           What proposals will be voted on at the meeting?

A:           There are three proposals scheduled to be voted on at the meeting:

-	the election of two director nominees, each to serve on the Company’s Board of Directors for a three-year term or until his or her successor is elected and qualified;
-
the amendment and restatement of the Company’s Certificate of Incorporation in its entirety to, among other things, consolidate all prior amendments to the Certificate, provide for declassification of the Company’s Board of Directors and make other changes regarding the terms of office, election, removal and appointment of directors, reduce the percentage of shareholder vote needed to approve certain proposed transactions, and delete Article ELEVENTH of the Certificate of Incorporation in its entirety; and

-	the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

As of the date of this proxy statement, we are not aware of any other matters that will be presented for consideration at the meeting.

Q:           What shares owned by me can be voted?

A:
All shares of the Company’s common stock, $0.04 par value per share, owned by you as of the close of business on March 25, 2010, the record date for the determination of shareholders entitled to notice of, and the right to vote at, the meeting (the “Record Date”), may be voted by you.  These shares include those:

1)	held directly in your name as the shareholder of record; and

2)	held for you as the beneficial owner through a stockbroker, bank or other nominee.

At the close of business on the Record Date, we had approximately 68,704,587 shares of common stock outstanding and entitled to vote.  Each holder of record of shares of our common stock outstanding on the Record Date will be entitled to one vote for each share held on all matters to be voted on at the annual meeting.

Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:
Most of the Company’s shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name.  As summarized below, there are some distinctions between shares held of record and those owned beneficially.

If your shares are registered directly in your name with the Company’s transfer agent, Registrar and Transfer Company, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by the transfer agent on behalf of the Company.  As the shareholder of record, you have the right to grant your proxy to the Company or to vote in person at the meeting.  The Company has enclosed a proxy card for you to use.

If your shares are held in a stock brokerage account or by a bank or other nominee (referred to as holding shares in street name), you are considered the beneficial owner of shares held in street name and the proxy materials are being sent to you by your broker or nominee, who is considered with respect to those shares the shareholder of record.  As the beneficial owner, you have the right to direct your broker or nominee on how to vote and also are invited to attend the meeting.  However, because you are not the shareholder of record, you may not vote these shares in person at the meeting unless you receive a proxy from your broker or nominee.  Your broker or nominee has enclosed a voting instruction card for you to use.  If you wish to attend the meeting and vote in person, please mark the box on the voting instruction card and return it to your broker or nominee so that you receive a legal proxy to present at the meeting.

Q:	How can I vote my shares?

A:            You can vote either in person at the meeting or by proxy without attending the meeting.

This proxy statement, the accompanying proxy card and the Company’s 2009 annual report to shareholders are being made available on the Internet at www.proxyvote.com, through the notice and access process available to the Company’s shareholders, as indicated in the Notice and Access card being mailed separately.

To vote by proxy, you must do one of the following:

•	Vote over the Internet (instructions are on the Notice and Access Card); or

•	If you elected to receive a hard copy of your proxy materials, fill out the enclosed proxy card, date and sign it, and return it in the enclosed postage-paid envelope.

Shares held directly in your name as the shareholder of record may be voted in person at the annual meeting.  If you choose to do so, please bring the enclosed proxy card and proof of identification.  If you hold your shares in a brokerage account (that is, in “street name”), your ability to vote over the Internet depends on your broker’s voting process.  Please follow the directions on your proxy card or voter instruction form carefully.

Q:           How does the Board recommend I vote on the proposals?

A:
The Board recommends a vote “FOR” each of the director nominees for the Board, “FOR” the amendment and restatement of the Company’s Certificate of Incorporation, and “FOR” the ratification of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

Q:           What is the quorum for the meeting?

A:
In accordance with the Company’s bylaws, the presence in person or by proxy of a majority of the shares of our common stock issued and outstanding and entitled to vote on the Record Date is required for a quorum at the annual meeting.  All shares that are voted “FOR” or “AGAINST” any matter, votes that are “WITHHELD” for Board nominees, abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum.

“Broker non-votes” include shares for which a bank, broker or other nominee (i.e., record) holder has not received voting instructions from the beneficial owner and for which the nominee holder does not have discretionary power to vote on a particular matter.  Under the rules that govern brokers who are record owners of shares that are held in brokerage accounts for the beneficial owners of the shares, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on routine matters but have no discretion to vote such uninstructed shares on non-routine matters.  The election of directors is considered a non-routine matter under applicable rules; the other proposals to be voted upon at the annual meeting are considered routine matters.

If we do not have a quorum at the meeting, a vote for adjournment will be taken among the shareholders present or represented by proxy.  If, in accordance with our bylaws, a majority of the shareholders present or represented by proxy vote for adjournment, it is our intention to adjourn the meeting until a later date and to vote proxies received at such adjourned meeting.

Q:           How may I vote on the proposals to be voted on at the meeting?

A:	In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees.

For the proposals regarding the amendment and restatement of the Company’s Certificate of Incorporation, and the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010, you may vote “FOR” or “AGAINST” or “ABSTAIN.”

Q:	What vote is required with respect to the matters before the shareholders at the annual meeting?

A:
Directors are elected by a plurality of the votes cast by the holders of shares entitled to vote.  The two nominees receiving the greatest number of votes cast will be elected.  Accordingly, votes that are “WITHHELD” will not have an effect on the outcome of the vote.  Please note that the election of directors is no longer considered a routine matter under applicable rules. This means that brokers cannot vote your shares on the election of directors unless you have given your broker specific instructions as to how to vote. Please be sure to give specific voting instructions to your broker so that your shares can be represented.

The affirmative vote of the holders of at least 80% of the Company’s outstanding common stock is required to approve the proposed amendment and restatement of the Company’s Certificate of Incorporation to eliminate the following provisions: (i) the classification of the Board, (ii) the 80% shareholder approval relating to certain transactions, and (iii) the list of factors the Board may use to evaluate certain transactions.  Although the affirmative vote of the holders of only a majority of the voting power of the Company’s outstanding common stock is required to approve the proposed amendments to the Company’s Certificate of Incorporation as to corporate purpose and limitations on the liability of directors, such additional items have been combined into this single proposal.  Therefore, Proposal No. 2 concerning the amendment and restatement of the Company’s Certificate of Incorporation requires the affirmative vote of at least 80% of the Company’s outstanding stock to be approved by our shareholders.  If you hold your shares through a broker or other nominee, please be sure to give your voting instructions to your broker so that your shares can be represented.

The affirmative vote of the holders of a majority of the shares of our common stock present or represented by proxy at the meeting will be required to approve the proposal relating to the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010.

Under the laws of the State of New York, our state of incorporation, “votes cast” at a meeting of shareholders by the holders of shares entitled to vote are determinative of the outcome of the matter subject to a vote.  Although abstentions and broker non-votes are considered in determining the presence of a quorum, they will not be considered “votes cast” and, accordingly, will have no effect on the outcome of the vote on the proposals presented to the shareholders at the annual meeting.

All votes will be tabulated by a representative of the inspector of elections appointed for the annual meeting.  This representative will separately tabulate affirmative and negative votes, abstentions and broker-non-votes.  Broadridge Financial Solutions, Inc., has been appointed as the inspector of elections for the annual meeting.

Q:	What if I return a proxy but do not make specific choices with respect to some or all of the matters listed on my proxy card?

A:
If you return a signed and dated proxy card without marking your voting selections, your shares will be voted “FOR” the election of each of the two nominees for director, “FOR” the amendment and restatement of the Company’s Certificate of Incorporation, and “FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

Q:           Can I change my vote?

A:	You may change your proxy instructions at any time prior to the vote at the meeting. For shares held directly in your name, you may accomplish this by:

•	voting again over the Internet prior to 11:59 p.m. Eastern Daylight Time on May 23, 2010;

•	signing another proxy card with a later date and returning it to us prior to the meeting;

•	sending a properly signed written notice that you are revoking your proxy to Hooper Holmes, Inc., 170 Mt. Airy Road, Basking Ridge, NJ 07920, Attention: Corporate Secretary; or

•
attending the meeting and notifying the election officials at the meeting that you wish to revoke your proxy and vote in person.  Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

If you have instructed a broker, trustee or other nominee to vote your shares, you should follow the directions received from your broker, trustee or other nominee to change those instructions.

Q:           What does it mean if I receive more than one proxy or voting instruction card?

A:	It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:           What do I need to do to attend the meeting?

A:
You may attend the meeting if you are listed as a shareholder of record as of the Record Date and bring proof of identification.  If you hold your shares through a broker or other nominee, you will need to provide proof of ownership by bringing either a copy of a brokerage statement showing your share ownership as of the Record Date or a legal proxy if you wish to vote your shares in person at the meeting.  In addition to the items above, you should bring proof of identification.

Q:	How can I access the Company’s proxy materials and annual report electronically?

A:
This proxy statement, the accompanying proxy card and the Company’s 2009 annual report to shareholders are being made available on the Internet at www.proxyvote.com, through the notice and access process available to the Company’s shareholders, as indicated in the Notice and Access Card being mailed separately.  Most shareholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail.

If you own Hooper Holmes stock in your name, you can choose this option and save us the cost of producing and mailing these documents by checking the box for electronic delivery on your proxy card, or by following the instructions provided when you vote over the Internet.  If you hold your Hooper Holmes stock through a bank, broker or other holder of record, please refer to the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports over the Internet.

Q:	Who counts the votes?

A:	We have hired Broadridge Financial Solutions, Inc. to count the votes represented by proxies cast by ballot and the Internet. Employees of Broadridge will act as Inspectors of Election.

Q:           Where can I find the voting results of the meeting?

A:
We will announce preliminary voting results at the meeting, if those results are then available; and we will publish final results in a Current Report on Form 8-K filed with the SEC within four business days following the meeting.

Q:           Is my vote confidential?

A:
Proxy cards, ballots and voting tabulations that identify individual shareholders are mailed or returned to the Company and handled in a manner intended to protect your voting privacy.  Your vote will not be disclosed except (1) as needed to permit the Company to tabulate and certify the vote, (2) as required by law, or (3) in limited circumstances such as a proxy contest in opposition to the Board.  Additionally, all comments written on the proxy card or elsewhere will be forwarded to management, but your identity will be kept confidential unless you ask that your name be disclosed.

Q:           Can I vote on other matters?

A:
Our bylaws limit the matters presented at the annual meeting to those in the notice of the meeting and those otherwise properly brought before the meeting.  If any other matters are presented at the meeting, your signed proxy gives the individuals named as proxies authority to vote your shares on such matters at their discretion.

Annual Report to Shareholders

A copy of Hooper Holmes, Inc.’s annual report to shareholders, which includes our annual report on Form 10-K for the 2009 fiscal year, accompanies this proxy statement.  Shareholders may also obtain, free of charge, a copy of the 2009 annual report on Form 10-K, without exhibits, by writing to Hooper Holmes, Inc., 170 Mt. Airy Road, Basking Ridge, New Jersey 07920, Attention: Corporate Secretary.  The 2009 annual report on Form 10-K is also available through Hooper Holmes’ website at www.hooperholmes.com.  The 2009 annual report on Form 10-K does not constitute proxy soliciting materials.

Householding

The rules of the Securities and Exchange Commission allow delivery of a single proxy statement and annual report to households at which two or more shareholders reside.  Accordingly, shareholders sharing an address who have been previously notified by their broker or its intermediary will receive only one copy of the proxy statement and annual report, unless the shareholder has provided contrary instructions. Individual proxy cards or voting instruction forms (or electronic voting facilities) will, however, continue to be provided for each shareholder account.  This procedure, referred to as “householding,” reduces the volume of duplicate information you receive, as well as the Company’s expenses.  If your family has multiple accounts, you may have received a householding notification from your broker and, consequently, you may receive only one proxy statement and annual report.  If you prefer to receive separate copies of the Company’s proxy statement or annual report, either now or in the future, the Company will promptly deliver, upon your written or oral request, a separate copy of the proxy statement or annual report, as requested, to any shareholder at your address to which a single copy was delivered. Notice should be given to the Company by mail at 170 Mt. Airy Road, Basking Ridge, New Jersey 07920, attention: Corporate Secretary, or by telephone at (908) 953-6314. If you are currently a shareholder sharing an address with another shareholder and wish to have only one proxy statement and annual report delivered to the household in the future, please contact the Company at the same address or telephone number.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Our Certificate of Incorporation and bylaws provide that the members of our Board shall be divided into three classes, whose terms of office expire at different times in annual succession.  Generally, each class of directors is elected for a term expiring at the annual meeting of shareholders to be held three years after the date of election.

The bylaws allow our Board to establish the number of directors from time to time by resolution passed by a majority vote of the whole Board, provided that the number of directors shall not be less than three or more than nine.  Currently, the Board has established the number of directors at seven.  Newly created directorships and any vacancies on the Board may be filled by the majority vote of all directors then in office.

Our Board has nominated two individuals for election as directors at this year’s annual meeting,  to hold office until our 2013 annual meeting of shareholders and until their successors are elected and qualified.  Both nominees are current members of the Board.  Each of the nominees has indicated a willingness to serve if elected.  If, prior to the 2010 annual meeting, either of the nominees becomes unavailable to serve as a director, any shares represented by a proxy will be voted for the remaining nominee and for any substitute nominee designated by the Board, unless the Board chooses to reduce the number of directors serving on the Board.  As of the mailing of these proxy materials, the Board knows of no reason why either of the director nominees would not be available to serve as a director.

As discussed below, Proposal No. 2 proposes an amendment and restatement to our Certificate of Incorporation to, among other things, provide for declassification of the Company’s Board of Directors.   If Proposal No. 2 is approved by shareholders, beginning with the 2011 Annual Meeting, nominees to fill expiring terms, or newly-created Board seats, would be elected for one-year terms at each annual meeting.

Vote Required

A plurality of the votes cast is required to elect the nominees as directors. You may not cumulate your votes in the election of directors. The two nominees receiving the highest number of affirmative votes will be elected to the Board.  You may withhold authority to vote for any or all nominees for directors.

The persons named as proxies in the enclosed proxy, who have been so designated by the Board, intend to vote “FOR” the election of each of the two nominees unless otherwise instructed in the proxy.

Our Board recommends that shareholders vote “FOR” the election of each of the nominees for director.

Information About Director Nominees and Other Directors

Information concerning the director nominees and our current directors whose terms expire at either our annual meeting in 2011 or 2012 is set forth below:

Director Nominees

Roy H. Bubbs
age 60, director since 2007
Mr. Bubbs was appointed interim President and Chief Executive Officer on February 5, 2008 and President and Chief Executive Officer on April 4, 2008.  Mr. Bubbs has been in the insurance and financial services industry for 38 years.  Prior to his employment with the Company, Mr. Bubbs was the President of MONY Partners from June 2000 to February 2005.  Prior to joining MONY, Mr. Bubbs was Senior Vice President for Manulife Financial Corp. from 1995 to 2000.  From 1972 to 1995, Mr. Bubbs was with Cigna Corporation, where he served as an agent, agency manager and senior executive.  He also ran the distribution and field service unit for Cigna’s Pension Division and built the Annuity Division.  He has been a director of the Company since 2007, and is a member of the Strategic Alternatives Committee.

Mr. Bubbs was initially recruited and nominated to serve on our Board because of his extensive experience and achievement in the distribution and marketing of life insurance products and his insurance industry managerial and executive expertise.

Kenneth R. Rossano
age 75, director since 1967
Mr. Rossano is a private investor and treasurer of several privately held companies, including B D Capital Corp., Massachusetts Business Development Corp., Business Development Corporation of New England, and New England Certified Development Corp.  He is also a director and limited partner of Venture Investment Management Co., LLC, and a director of Active International, Inc.  He has been a director of the Company since 1967, and is a member of the Audit Committee and the Compensation Committee.

In addition to possessing deep and broad knowledge of the Company and its business activities arising from his long tenure as a director, Mr. Rossano has extensive knowledge and experience in the healthcare, insurance and financial fields, and has provided valuable counsel and strategic guidance to the Board and Company management in these areas.

Directors Whose Terms Expire at the Annual Meeting of Shareholders in 2011

Benjamin A. Currier
age 76, director since 1996
Mr. Currier served as Interim Chief Executive Officer of the Company from August 2005 until January 2006, as Chairman of the Board from August 2005 to October 2008, and as Lead Director from September 2004 until August 2005.  He was Senior Vice President of Operations for Security Life of Denver Insurance Company, a subsidiary of ING/Barings, in Denver, Colorado prior to his retirement in 1997. He has been a director of the Company since 1996.  He is Chair of the Governance and Nominating Committee, and is a member of the Strategic Alternatives Committee.

Mr. Currier was initially recruited and nominated to serve on the Board because of his experience and achievement in risk classification and life insurance operations management, and his executive management experience in the life insurance industry.

John W. Remshard
age 63, director since 2006
Mr. Remshard was Senior Vice President and Chief Financial Officer of Empire Blue Cross/Blue Shield from March 1996 until his retirement in December 2005.  Empire converted to a for-profit company in 2002 and traded on the NYSE under the name Wellchoice until its acquisition by Wellpoint in 2005. He now serves as President and CEO of JR Advisors, a healthcare consulting firm.  Mr. Remshard has been a director since 2006.  He is the Chair of the Audit Committee, and is a member of the Governance and Nominating Committee.

Mr. Remshard, a Certified Public Accountant, brings to the Board a record of achievement and experience in financial management and public accounting, and is the “audit committee financial expert” as determined by the Board in accordance with SEC rules.  He also has extensive knowledge of and experience in the life insurance and healthcare industries.

Dr. Elaine L. Rigolosi
age 65, director since 1989
Dr. Rigolosi, Ed.D, J.D. is Professor of Education in the Department of Organization and Leadership at Teachers College, Columbia University. She has held a number of positions with Columbia University since 1976, and has maintained a private consulting practice in management for health care organizations since 1974.  Dr. Rigolosi has been a director of the Company since 1989.  She is Chair of the Compensation Committee, and is a member of the Governance and Nominating Committee.

In addition to possessing an extensive knowledge of the Company arising from her tenure as a director, Dr. Rigolosi’s experience and background in health care organizations enables her to provide valuable strategic guidance in support of the Company’s efforts to identify markets beyond the life insurance industry.

Directors Whose Terms Expire at the Annual Meeting of Shareholders in 2012

Ronald V. Aprahamian
Age 63, director since 2009
Mr. Aprahamian has been engaged in a broad range of business development activities as an investor, consultant, board member, and chief executive officer in companies engaged in healthcare, computer software, banking, aviation engineering products, fiber optics, and telecommunications industries. He served as a director of Sunrise Senior Living, Inc. from 1995 until November 2008. He served as Chairman of the Board of Superior Consultant Holdings Corp. from October 2000 to October 2003, and as a director from 2003 to 2005. He also served as a director of First Consulting Group, Inc. from April 2005 to January 2007.

Mr. Aprahamian was elected to the Board in 2009 as a shareholder nominee. He is Chair of the Strategic Alternatives Committee, and is a member of the Governance and Nominating Committee.

Larry Ferguson
Age 60, director since 2009
Mr. Ferguson has served as CEO of several publicly traded and privately held companies, including First Consulting Group, Inc. from 2006-2008.  He currently serves as CEO of The Ferguson Group, a private equity consulting and investment firm focused on healthcare and life sciences IT companies.  He also serves as a director of Accelrys, Inc., a publicly traded company, and on the boards of two private companies.  He has held executive positions with American Express and First Data Corporation.

Mr. Ferguson was elected to the Board in 2009 as a shareholder nominee, and was named Chair of the Board in July 2009.  He also serves as a member of the Compensation Committee and the Audit Committee.

Director Independence

Our common stock is listed on the NYSE Amex stock exchange, which is referred to in this proxy statement as the NYSE Amex.  The NYSE Amex Company Guide requires that at least a majority of the members of our Board be “independent directors” within the meaning of the listing standards of the NYSE Amex.

The Board has affirmatively determined that each of the members of the Board other than Roy H. Bubbs, the Company’s President and Chief Executive Officer, is, as of the date of this proxy statement, an “independent director” within the meaning of the listing standards of the NYSE Amex.

Director Attendance at Annual Meetings of Our Shareholders

We encourage, but do not require, our directors to attend annual meetings of our shareholders.  All of our directors at the time of our 2009 annual meeting of our shareholders attended that meeting, except for Dr. Leslie Hudson.

Board and Board Committee Meetings

During the year ended December 31, 2009, our Board held six regular meetings and two special meetings, in addition to taking other actions by unanimous written consent in lieu of a meeting.  All of our Board members attended at least 75% of the meetings of our Board and of the committees on which he or she served that were held during the period for which he or she was a director or committee member during the year ended December 31, 2009.

Governance Structure

The Board has adopted Corporate Governance Guidelines for the Company which provide, among other things, that the Board generally favors separating the roles of Board Chair and Chief Executive Officer.  The Board believes it is generally appropriate for the CEO to maintain a primary focus on the Company’s strategic and operational plans, and for the Board Chair to provide an independent focus on serving shareholder interests.  With the exception of a brief transition period from May – July 2009, when Roy Bubbs served as both CEO and Interim Chair of the Board, the Board has had an independent Chair since early 2006.

Risk Oversight

           The Board oversees Company functions to assure that Company assets are properly safeguarded, that appropriate financial and other controls are maintained, and that the Company’s business is conducted prudently and in compliance with applicable laws, regulations and ethical standards.  Although the Board as a whole carries out this oversight function, much of the work is delegated to various Committees which meet regularly and report back to the full Board.

In particular, the Audit Committee is responsible for reviewing and overseeing the Company’s financial statements, including the integrity of the Company’s financial and disclosure controls, its legal compliance programs and procedures, and its procedures for identifying, evaluating and controlling material financial, legal and operational risk.  The Audit Committee, whose members are all “independent” directors, receives regular reports about these matters from, and meets separately with, the Company’s outside auditors, and receives regular reports from Company management.

While the Board and its Committees are responsible for risk oversight, Company management is responsible for managing risk. The Company has robust internal processes and a strong internal control environment to identify and manage risks and to communicate with the Board.  The Board and the Audit Committee monitor and evaluate the effectiveness of the internal controls and the risk management program at least annually. Management communicates routinely with the Board, Board Committees and individual Directors on the significant risks identified and how they are being managed. Directors are free to, and often do, communicate directly with senior management.

Board Committees

As of the date of this Proxy Statement, the Board of Directors has the following standing committees:

•	Audit Committee
•	Compensation Committee
•	Governance and Nominating Committee

Each of these committees has a written charter approved by the Board.  These charters are posted on our website at www.hooperholmes.com.  In addition, the Board from time to time establishes additional committees for particular purposes.  As of the date of this Proxy Statement, there is one such additional committee: the Strategic Alternatives Committee.

The members of the committees (including the chair of each committee) are identified in the table below, followed by more detailed information about each standing committee:

Director	Audit Committee	Compensation Committee	Governance and Nominating Committee	Strategic Alternatives Committee
Ronald V. Aprahamian			X	Chair
Roy H. Bubbs				X
Benjamin A. Currier			Chair	X
Larry Ferguson	X	X
John W. Remshard	Chair		X
Dr. Elaine Rigolosi		Chair	X
Kenneth R. Rossano	X	X

Audit Committee

As specified in the Audit Committee’s charter, the Audit Committee was established to assist the Board in fulfilling its oversight responsibilities, primarily through:

•	overseeing management’s conduct of the Company’s financial reporting process and systems of internal accounting and financial controls;

•	monitoring the independence and performance of the Company’s independent registered public accounting firm; and

•	providing an avenue of communication among the independent registered public accounting firm, management and the Board.

The Audit Committee is currently comprised of three members, each of whom satisfies the independence standards specified in Section 803B(2) of the NYSE Amex Company Guide and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (the “Exchange Act”).  Our Board has determined that John W. Remshard, the committee’s chair, qualifies as an “audit committee financial expert” as defined by SEC rules.

The Audit Committee charter provides that the committee’s responsibilities and duties are:

•
oversight of the Company’s internal controls, which encompasses: the annual review of the budget of the internal audit function, its staffing, audit plan, and material findings of internal audit reviews and management’s response; assessment of the effectiveness of or weaknesses in the Company’s internal control over financial reporting, which also entails obtaining from the independent registered public accounting firm its report regarding the effectiveness of the Company’s internal control over financial reporting; review of the appointment and performance of the senior internal auditor, and the activities, organizational structure and qualifications of the persons responsible for the internal audit function;

•
the evaluation of the performance and independence of the independent registered public accounting firm, which encompasses: review of the scope, plan and procedures to be used on the annual audit; review of the results of the annual audit and interim financial reviews performed by the independent registered public accounting firm; inquiring into accounting adjustments that were noted or proposed by the independent registered public accounting firm but were passed as immaterial or otherwise; the review, at least annually, of a report by the independent registered public accounting firm as to the independent registered public accounting firm’s internal quality control procedures; and pre-approval of the fees for all audit and non-audit services performed by the independent registered public accounting firm;

•
the review of the Company’s annual and interim consolidated financial statements, which encompasses: the review of significant estimates and judgments underlying such financial statements, all critical accounting policies, major changes to the Company’s accounting principles and practices and material questions of choice with respect to such principles and practices; review of earnings press releases; review of related party transactions and other matters relating to the financial affairs of the Company and its accounts; and

•	the review of the Company’s compliance with laws, regulations and policies.

The Audit Committee met 9 times in fiscal 2009.

Compensation Committee

The Compensation Committee currently consists of three members of the Board, each of whom is an “independent director” as defined by applicable NYSE Amex listing standards.

In accordance with the Compensation Committee’s charter, the committee, among other matters, annually reviews and recommends to the Board the compensation of our Chief Executive Officer and, based in part upon our Chief Executive Officer’s recommendation, approves the compensation of the other members of our senior management.  The Compensation Committee also administers the Hooper Holmes, Inc. 2008 Omnibus Employee Incentive Plan (the “2008 Plan”) and determines the nature and terms of the awards granted under the plan.  The Compensation Committee also administers the Hooper Holmes, Inc. 2007 Non-Employee Director Restricted Stock Plan (the “2007 Plan”) and the Stock Purchase Plan (2004) of Hooper Holmes, Inc. (the “2004 Employee Stock Purchase Plan”).  In overseeing these plans, the Compensation Committee has the sole authority for day-to-day administration and interpretation of the plans.  The Compensation Committee has the authority to engage outside advisors to assist it in the performance of its duties; the Compensation Committee may not delegate this authority to others.

The Compensation Committee periodically reviews and recommends to the Board the compensation for the Company’s non-employee directors.  Information regarding director compensation amounts paid in 2009 can be found in the Director Compensation Table located in the discussion below under the caption “Compensation of Directors.”  The Compensation Committee and our Board believe that (i) non-employee director compensation should fairly compensate directors for work required in a company of our size and scope, (ii) such compensation should align such directors’ interests with the long-term interests of our shareholders, and (iii) the structure of director compensation should be simple, transparent and easy for shareholders to understand.

The Compensation Committee met 10 times in fiscal 2009.

Governance and Nominating Committee

The Governance and Nominating Committee’s principal purposes are to:

•	recommend to the Board principles for governance of the Company;

•	oversee the evaluation of the Board and management;

•	recommend to the Board persons to be nominated for election as directors; and

•	assign Board members to Board committees.

The charter of the Governance and Nominating Committee provides that the committee is to have such number of directors as determined by the Board.  Except as otherwise permitted, each of the committee members is to be an “independent director” as defined by applicable NYSE Amex listing standards.  The Governance and Nominating Committee has four members, each of whom is independent under the NYSE Amex listing standards.

           Under applicable NYSE Amex listing requirements, at least a majority of the members of the Board must meet the definition of “independent director” set forth in such listing requirements.  The Governance and Nominating Committee believes that it is preferable for at least one member of the Board meet the criteria for an “audit committee financial expert” as defined by SEC rules.

The Governance and Nominating Committee’s goal is to assemble a Board that brings to the Company a diversity of experience.  Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our shareholders. They should have an inquisitive and objective perspective and mature judgment. Taken as a whole, the Board should include members with a record of experience and achievement in fields relevant to the Company’s current and planned future business activities, and members with knowledge or experience that can be a source of strategic guidance to Company management.  Director candidates must have sufficient time available, in the judgment of the Governance and Nominating Committee, to perform all Board and committee responsibilities. They must have experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated.  Members of the Board are expected to rigorously prepare for, attend and participate in all Board and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although the Governance and Nominating Committee may also consider such other factors as it may deem, from time to time, in the best interests of the Company and its shareholders.

Candidates for director nominees are evaluated by the Governance and Nominating Committee in the context of the current composition of the Board, the Company’s operating requirements and the long-term interests of the Company’s shareholders.  The Governance and Nominating Committee uses its network of contacts to compile a list of potential candidates and may also engage, if it deems appropriate, a professional search firm and, in such case, pay that firm a fee for its assistance in identifying or evaluating director candidates.  In the case of new director candidates, the Governance and Nominating Committee will seek to determine whether the nominee is independent under applicable NYSE Amex listing standards, SEC rules and regulations and with the advice of counsel, if necessary.  The Governance and Nominating Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the functions and needs of the Board.  In the case of incumbent directors whose terms of office are set to expire, the Governance and Nominating Committee reviews such directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance, and whether there are any relationships and transactions that might impair such directors’ independence.  The Governance and Nominating Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee or nominees for recommendation to the Board by majority vote.

The Governance and Nominating Committee does not have a specific diversity policy, but considers diversity of race, ethnicity, gender, age, cultural background and professional experiences in evaluating candidates for Board membership.  The Board believes that a variety of points of view represented on the Board contributes to a more effective decision-making process.

As set forth in the Governance and Nominating Committee’s charter, the Governance and Nominating Committee will evaluate any candidates recommended by shareholders in accordance with the above procedures and against the same criteria applicable to the evaluation of candidates proposed by directors or management.

The Governance and Nominating Committee met 6 times in fiscal 2009.

Code of Conduct and Ethics

We are committed to sound principles of corporate governance that promote honest, responsible and ethical business practices.  Our corporate governance policies and practices are actively reviewed and evaluated by our Board and the Governance and Nominating Committee.

We have adopted a Code of Conduct and Ethics to provide standards for ethical conduct in dealing with agents, customers, suppliers, political entities and others.  Our Code of Conduct and Ethics applies to all of our directors, officers and employees (and those of our subsidiaries), including our Chief Executive Officer, Chief Financial Officer and Controller.  Our Code of Conduct and Ethics is posted on our website at www.hooperholmes.com.  A printed copy of our Code of Conduct and Ethics is also available to shareholders upon written request directed to our Corporate Secretary at the following address: Hooper Holmes, Inc., 170 Mt. Airy Road, Basking Ridge, New Jersey 07920.

Communications with Our Board

Shareholders and other interested persons may communicate in writing with our Board, any of its committees, or a particular director by sending written communications to the Corporate Secretary of the Company at 170 Mt. Airy Road, Basking Ridge, New Jersey 07920.  The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.”  All such letters should clearly state whether the intended recipients are all of the members of the Board or certain specified individual directors.  You must include your name and address in the written communication and indicate whether you are a shareholder of the Company.  The Secretary will review any communications received from shareholders and all material communications from shareholders will be forwarded to the appropriate director or directors or Committee of the Board based on the subject matter.

Policies on Reporting Certain Concerns Regarding Accounting and Other Matters

We have adopted policies on the reporting of concerns to our Audit Committee regarding any suspected misconduct, illegal activities or fraud, including any questionable accounting, internal accounting controls or auditing matters, or misconduct.  Any person who has a concern regarding possible misconduct by any of our employees, including any executive officer, or any of our agents, may submit that concern to: Hooper Holmes, Inc., Attention: Corporate Secretary, 170 Mt. Airy Road, Basking Ridge, New Jersey 07920.  Employees may communicate all concerns regarding any misconduct to our General Counsel and/or the Audit Committee on a confidential and anonymous basis through our “whistleblower” hotline at 1-800-713-8332.  Any communication received through the toll-free number is promptly reported to our General Counsel, as well as other appropriate persons within the Company.

COMPENSATION OF DIRECTORS

Our non-employee directors receive the following compensation for services performed:

Nature of Director Compensation	Amount
Annual Board Retainer:(1)
Non-Executive Chair of the Board	$40,000
Additional Retainer for Non-Executive Chair of the Board	$35,000
Other Non-Employee Directors	$20,000
Annual Committee Retainer:(1)
Audit Committee Chair	$12,000
Other Committee Chairs	$ 8,000
Audit Committee Members	$ 8,000
Other Committee Members	$ 6,000
Fees for Board Meetings/Teleconferences Attended:
Regular or Special Meetings	$2,500 per meeting
Teleconferences	$1,500 per teleconference
Fees for Committee Meetings Attended:
Regular or Special Meetings	$1,500 per meeting
Teleconferences	$750 per teleconference
Annual Restricted Stock Grant:
Non-Executive Chair of the Board(2)	10,000 shares
Other Non-Employee Directors(2)	5,000 shares

(1)
The annual Board and Board committee retainers are paid in installments on a quarterly basis.  If a director is a member of the Board or a Board committee for less than the full year, he or she receives quarterly installments of the annual Board and Board committee retainers only for the quarterly periods in which he or she serves on the Board or the applicable Board committee(s).

(2)
The 2007 Plan, approved by our shareholders at the 2007 annual meeting of shareholders, provides for the automatic grant, on an annual basis, of 5,000 shares of our common stock to each non-employee member of the Board (other than the non-executive chair of the Board or the Lead Director, if there is no non-executive chair).  The non-executive chair of the Board (or the Lead Director, if there is no non-executive chair) receives 10,000 shares.

In addition to the fees and other compensation reflected in the above table, all directors are reimbursed for their out-of-pocket expenses incurred in attending Board and Board committee meetings.

Director Compensation Table

The following table shows total compensation awarded to, earned by or paid to each non-employee director during 2009.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)

Ronald V. Aprahamian(1)	$14,000	2,900	$16,900
Benjamin A. Currier	76,500	2,900	79,400
Larry Ferguson(1)	28,500	2,900	31,400
Dr. Leslie Hudson(1)	45,666	-	45,666
Roy E. Lowrance(1)	104,165	-	104,165
John W. Remshard	66,750	2,900	69,650
Dr. Elaine Rigolosi	69,500	2,900	72,400
Kenneth R. Rossano	75,250	2,900	78,150

(1)	Dr. Leslie Hudson and Roy E. Lowrance served as members of our Board of Directors until May 29, 2009, at which time Ronald V. Aprahamian and Larry Ferguson were elected to the Board of Directors.

(2)
The stock awards reflected in this column were granted under the 2007 Plan, which was approved by our shareholders at the 2007 annual meeting of shareholders.  The plan provides for the automatic grant, on an annual basis, of (i) in the case of each non-employee member of the Board other than the non-executive chair of the Board, 5,000 shares of our common stock, and (ii) in the case of the non-executive chair of the Board, 10,000 shares.  Stock awards under the plan are made in June of each year.  The figures in this column represent the fair value of the stock awards on the date of grant.

Director and Officer Indemnification

The Company has entered into indemnity agreements with each of its directors and executive officers.  The indemnity agreements require the Company to indemnify each such person for all expenses actually and reasonably incurred in defending or settling an action to which such person is a party or threatened to be made a party or is otherwise involved because of his or her status as a director or officer of the Company.  If the action is brought by or in the right of the Company, the indemnification must be made only if such person acted in good faith, for a purpose reasonably believed to be in the best interest of the Company (or, in the case of service to another entity, not opposed to the interest of the Company).

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth information available to us as of March 31, 2010, regarding the beneficial ownership of our common stock by (i) each person, or group of affiliated persons, known by us to beneficially own more than five percent (5%) of the outstanding shares of our common stock, (ii) each of our directors and director nominees, (iii) each of our named executive officers listed in the Summary Compensation Table located elsewhere in this proxy statement, and (iv) all of our directors and executive officers as a group.

The information in the table has been presented in accordance with SEC rules and is not necessarily indicative of beneficial ownership for any other purpose.  Under the SEC’s rules, a person is deemed to own beneficially all securities as to which that person owns or shares voting or dispositive power, as well as all securities which such person may acquire within 60 days through the exercise of currently available conversion rights or options.  If two or more persons share voting or dispositive power with respect to specific securities, all of such persons may be deemed to be the beneficial owner of such securities.  Information with respect to persons other than the holders listed in the table below that share beneficial ownership with respect to the securities shown is set forth in certain of the footnotes to the table.

Except as otherwise noted, the number of shares owned and percentage ownership in the following table is based on 68,704,587 shares of common stock outstanding on March 25, 2010.  The address of each director and director nominee, and each executive officer, listed in the table is c/o Hooper Holmes, Inc., 170 Mt. Airy Road, Basking Ridge, New Jersey 07920.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Common Stock Outstanding

5% Shareholders:
Heartland Advisors, Inc. and William J. Nasgovitz 789 North Water Street Milwaukee, WI 53202	13,594,507(1)	19.79%
Private Management Group, Inc. 20 Corporate Park, Suite 400 Irvine, CA 92606	6,249,046(3)	9.10%
Wells Fargo & Company 420 Montgomery Street San Francisco, CA 94104	6,097,149(2)	8.87%
Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746	3,749,014(4)	5.46%

Named Executive Officers, Directors and Nominees for Director:
Ronald V. Aprahamian(5)	3,211,400	4.67%
Roy H. Bubbs(6)	579,611	*
Benjamin A. Currier	111,721	*
Larry Ferguson	127,500	*
John W. Remshard(7)	30,000	*
Dr. Elaine L. Rigolosi(8)	198,400	*
Kenneth R. Rossano	1,834,424	2.67%
Michael J. Shea(9)	190,506	*
Burt R. Wolder(10)	227,797	*
All Directors and Executive Officers as a Group (13 persons)	6,973,220(11)	10.15%
_______

*      Represents less than one percent of the outstanding shares of our common stock.

(1)
Heartland Advisors, Inc. and William J. Nasgovitz, who is identified as the president and control person of Heartland Advisors, Inc. filed an amended Schedule 13G on February 10, 2010, disclosing that they have shared voting power with respect to 11,799,400 shares of our common stock and shared dispositive power with respect to 13,594,507 shares.  The amended Schedule 13G indicates that Mr. Nasgovitz disclaims beneficial ownership of these shares.

(2)
Wells Fargo & Company filed an amended Schedule 13G, on behalf of itself and certain of its subsidiaries (specifically, Wells Capital Management Incorporated, Wells Fargo Funds Management, LLC, and Wachovia Bank, National Association), on January 21, 2010, disclosing that Wells Fargo & Company beneficially owns an aggregate of 6,097,149 shares of our common stock.  The amended Schedule 13G indicates that Wells Capital Management Incorporated has sole voting power with respect to 2,966,349 shares and sole dispositive power with respect to 5,734,449 shares.

(3)	Private Management Group, Inc. filed an amended Schedule 13G on February 3, 2010, disclosing that it has sole voting power and sole dispositive power with respect to all 6,249,046 shares.

(4)
Dimensional Fund Advisors LP filed an amended Schedule 13G on February 10, 2010, disclosing that it has sole voting power and sole dispositive power with respect to all 3,749,014 shares, but disclaims beneficial ownership of such shares.

(5)	Includes 60,000 shares held by Mr. Aprahamian as trustee for his mother.

(6)
Includes 25,000 shares subject to options that Mr. Bubbs has the right to acquire within 60 days of March 25, 2010, and 54,631 shares issued as of March 26, 2010 pursuant to Mr. Bubbs’ February 27, 2009 subscription under the 2004 Employee Stock Purchase Plan.

(7)	Includes 15,000 shares subject to options that Mr. Remshard has the right to acquire within 60 days of March 25, 2010 upon the exercise of outstanding options.

(8)	Includes 3,600 shares held in the name of Dr. Rigolosi’s husband.

(9)
Includes 100,000 shares subject to options that Mr. Shea has the right to acquire within 60 days of March 25, 2010, and 5,506 shares issued as of March 26, 2010 pursuant to Mr. Shea’s February 27, 2009 subscription under the 2004 Employee Stock Purchase Plan.

(10)
Includes 68,750 shares subject to options that Mr. Wolder has the right to acquire within 60 days of March 25, 2010, and 9,047 shares issued as of March 26, 2010 pursuant to Mr. Wolder’s February 27, 2009 subscription under the 2004 Employee Stock Purchase Plan.

(11)
Includes shares which certain of the individuals included in the table have the right to acquire within 60 days of March 25, 2010 upon exercise of outstanding options, and which certain of the individuals were issued as of March 26, 2010 pursuant to their February 25, 2009 subscriptions under the 2004 Employee Stock Purchase Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and the beneficial owners of more than 10% of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities of the Company.  Directors, executive officers and such beneficial owners are required by SEC regulations to furnish us with copies of all reports they file under Section 16(a).  The Company has historically undertaken to make such filings on behalf of its directors and executive officers.

To our knowledge, based solely on our review of the copies of such reports (and amendments to such reports) furnished to us, we are not aware of any required Section 16(a) reports that were not filed on a timely basis with respect to the fiscal year ended December 31, 2009.

REPORT OF THE AUDIT COMMITTEE

In accordance with its written charter, the Audit Committee assists the Board in fulfilling its responsibilities for the oversight of the quality and integrity of our consolidated financial statements, our compliance with legal and regulatory requirements, the performance of the internal audit function and independent audit, and the independence and qualifications of our independent registered public accounting firm, which reports directly to the Audit Committee.  The Audit Committee operates under a charter approved by the Board.  The full text of the Audit Committee charter is available on our website at www.hooperholmes.com.  As of the date of this proxy statement, the Audit Committee is comprised of three directors, each of whom the Board has determined to be independent within the meaning of rules adopted by the SEC and the listing standards of the NYSE Amex.

Our management has responsibility for preparing our consolidated financial statements, maintaining effective internal control over financial reporting and assessing the effectiveness of the internal control over financial reporting.  Our independent registered public accounting firm, KPMG LLP, is responsible for performing an audit of our consolidated financial statements in accordance with the standards established by the Public Company Accounting Oversight Board, and for issuing their report on the results of their audit.

In this context, the Audit Committee hereby reports as follows:

1.
The Audit Committee has met with management and KPMG LLP, and reviewed and discussed with them the Company’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2009.

2.
The Audit Committee has discussed and reviewed with KPMG LLP the matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended (AICPA Professional Standards Vo1. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and, with and without management present, discussed and reviewed the results of KPMG LLP’s audit of the consolidated financial statements.

3.
The Audit Committee has obtained from KPMG LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and has discussed with KPMG LLP any relationships that may impact their objectivity and independence as provided in Public Company Accounting Oversight Board Rule 3526, and has satisfied itself as to their independence.  The Audit Committee reviewed, with KPMG LLP and management, the audit plan, audit scope and identification of audit risks.

4.
Based upon the review and discussions described in the preceding paragraphs 1 through 3 above, and the Audit Committee’s review of the representations of management, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2009, for filing with the SEC.

Date: April 2, 2010

/s/ John W. Remshard
Committee Chair

/s/ Larry Ferguson
Committee Member

/s/ Kenneth R. Rossano
Committee Member

The foregoing report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent the Company specifically incorporates this report by reference therein.

PROPOSAL NO. 2
AMENDMENTS TO THE COMPANY’S CERTIFICATE OF INCORPORATION

Article Ninth of the Company’s current Amended and Restated Certificate of Incorporation (the “Current Certificate”) provides for the classification of the Board into three classes, with members of each class serving three-year terms, and contains provisions relating to such classification concerning the filling of director vacancies and the removal of directors.  Article Tenth of the Current Certificate provides for the approval by at least 80% of the then outstanding common stock of the Company of certain transactions (each being referred to therein as a “Business Combination”) between the Company and any beneficial owner of 5% of the capital stock of the Company, and includes related provisions pertaining to the value of consideration paid to shareholders of the Company and the role of independent directors of the Company.  Article Eleventh of the Current Certificate sets forth an array of factors the Board may consider in evaluating any proposal to acquire the Company through means of a tender offer, merger or other such purchase of substantially all of its assets.  These factors include the interests of the shareholders of the Company, the value of consideration being offered, and the effects of the transaction on the employees, suppliers and the various other interests.

In its continuing review of best practices in corporate governance, the Board has determined that the Current Certificate should be amended (i) to repeal these provisions and (ii) to update certain provisions set forth in Articles Second and Eleventh of the Current Certificate, respectively, and has adopted a resolution approving the amendments, declaring their advisability and recommending such amendments to the Company’s shareholders.

The text of the proposed Restated Certificate of Incorporation of Hooper Holmes, Inc. is attached as Appendix A to this proxy statement.  Any shareholder wishing to obtain a copy of the Current Certificate may do so by writing to Hooper Holmes, Inc., Corporate Secretary, 170 Mt. Airy Road, Basking Ridge, NJ 07920, or by calling (908) 953-6314.

The proposed amendments to the Company’s Certificate of Incorporation are addressed below in the order set forth in the Current Certificate.

Corporate Purpose

If the proposed amendments are approved by the Company’s shareholders, the existing provisions of Article Second will be replaced with a new Article Second providing for the Company to engage in any lawful act or activity in accordance with the New York Business Corporation Law (the “NY BCL”).  The existing provisions of Article Second include a long and specific list of business activities in which the Company is authorized to engage.  Although this had once been the custom and practice for corporations under New York law, it is now customary, and consistent with the NY BCL, for certificates of incorporation to authorize companies to engage in “any lawful purpose.”  Among other things, such a provision more readily permits a company to pursue new business opportunities without need of amending the certificate of incorporation.  The  Board has determined that it would be advisable to broaden the purpose of the Company to the more generalized language permitted under the NY BCL.

Board Structure

If the proposed amendments are approved by the Company’s shareholders, the classified Board will be eliminated, and beginning with the 2011 Annual Meeting, all nominees to fill expiring terms, or newly-created Board seats, would be elected for one-year terms at each annual meeting.  Furthermore, any director appointed to fill a newly created directorship or to a vacancy on the Board would hold office until the then next Annual Meeting of Shareholders.

Classified boards have been adopted over the years by numerous U.S. corporations, large and small.  Proponents believe a classified board provides the benefits of continuity in the management of the affairs of a corporation, by ensuring that a majority of its directors will always possess information and experience as directors of the corporation.  On the other hand, proponents of declassified boards believe that permitting shareholders to vote each year to fill every seat on the board increases the accountability of directors to shareholders, and affords shareholders a more meaningful voice.  The Board has determined that the Company’s shareholders should have the greater role in determining corporate governance and other matters inherent in a declassified board, in which all director terms are for one year expiring at each Annual Meeting of Shareholders.

The Current Certificate provides that the classified board of directors structure now in place may only be amended as proposed with the approval of the holders of 80% of the then outstanding common stock.

Merger, Sale or Other Such Transaction

If the proposed amendments are approved by the shareholders, the existing provisions of Article Tenth and Eleventh will be replaced with a new Article Tenth, requiring the approval by at least a majority of the then outstanding common stock of the Company for any transaction involving the merger, sale or other transfer of substantially all of the assets of the Company.

Article Tenth of the Current Certificate requires the affirmative vote of at least 80% of the then outstanding common stock of the Company to approve any Business Combination involving an “interested stockholder,” that is, a person or group which beneficially owns more than 5% of the outstanding voting stock of the Company.  Article Eleventh of the Current Certificate provides for the Board to consider a range of factors in its evaluation of any acquisition proposal relating to the Company.

Article Tenth and Article Eleventh of the Current Certificate were adopted by the Company in 1986 at a time when corporate takeovers had become a disruptive force in the U.S. economy, especially in the case of hostile takeovers combined with proxy contests.  In an effort to protect corporations and their shareholders from so-called “corporate raiders,” many state legislatures, including in New York, adopted laws to prevent or limit unfair profiteering by parties threatening such hostile takeovers.  At the same time, many companies adopted provisions in their certificates of incorporation similarly designed to prevent or limit unfair profiteering in hostile takeover attempts.  Thus, Article Tenth and Eleventh of the Current Certificate were designed to encourage a person making an unsolicited bid for the Company to negotiate with the Board to reach terms that are fair and in the best interests of all shareholders of the Company.

In more recent years, however, provisions such as those found in Articles Tenth and Eleventh of the Current Certificate are being reconsidered, because they can make it more difficult for shareholders to effect change and to participate in important decisions affecting a corporation. In particular, a “super-majority” vote requirement (such as the provision in Article Tenth of the Current Certificate that requires an 80% vote of outstanding shares to approve certain transactions) could limit the ability of a majority of shareholders to effect change by providing, in effect, a veto right to a minority shareholder or group of shareholders.  Super-majority vote provisions may also be seen as making directors and management relatively less responsive or accountable to shareholders, by discouraging the proposal or consideration of transactions that may, in fact, be favored by a majority of shareholders.

After a review of the advantages and disadvantages of the provisions contained in Articles Tenth and Eleventh of the Current Certificate, and in the interest of ensuring that corporate governance policies continue to maximize accountability to shareholders, the Board proposes to repeal those provisions.  This reflects the fact that the shareholder protection provisions of the NY BCL, which are similar in purpose to the provisions of Articles Tenth and Eleventh, will continue to apply to the Company and its shareholders.  The NY BCL provides for the prior approval by the Board or the shareholders of any corporate transaction involving any beneficial owner of 20% or more of the Company’s stock, and the restriction of so-called “greenmail” payments to shareholders seeking premium payments.  This also reflects the Board’s conclusion that the additional provisions in the Current Certificate, particularly the super-majority vote requirement, might unnecessarily impair the legitimate interests of our shareholders.  Specifically, the Board proposes (i) to update the approval process relating to Business Combinations and to reduce the shareholder vote requirements, as set forth in existing Article Tenth; (ii) to approve a new Article Tenth, as described above; (iii) to eliminate the specification of the factors the Board is to consider in evaluating an acquisition proposal, as set forth in existing Article Eleventh; and (iv) to eliminate the “super-majority” shareholder vote required to further amend the substance of existing Articles Tenth and Eleventh.

The Company and the Board remain committed to serving the shareholders’ best interests and maximizing shareholder value, including by considering potential opportunities in the marketplace which may come to light.  From time to time, the Company may receive or initiate inquiries about potential transactions, and the Board and/or management may engage in discussions or exploration to evaluate whether further study of any such proposals is in the shareholders’ best interests.  However, the Board’s approval of the amended and restated Certificate of Incorporation, as described above, and its submission to a vote of the Company’s shareholders, is not a result or reflection of any potential transaction or opportunity.

Both Articles Tenth and Eleventh of the Current Certificate require any amendment of such provisions to be approved by 80% of the then outstanding common stock of the Company.

Limitation of Director Liability

If the proposed amendments are approved by the shareholders of the Company, a new Article Eleventh will be added to the Company’s Certificate of Incorporation providing for statutory limitations on the liability of directors of the Company in accordance with Section 402(b) of the NY BCL.  The limitation on the liability of directors was strengthened under the NY BCL in 1987 and related provisions may be included in the certificate of incorporation of a New York corporation.  In keeping with the overall updating of the Current Certificate, the Board has determined that it would be timely to modify the Current Certificate in this respect and reflect the provisions found in Section 402(b) of the NY BCL.

Vote Required

The affirmative vote of the holders of at least 80% of the Company’s outstanding common stock is required to approve the proposed amendments to the Current Certificate to eliminate the following provisions: (i) the classification of the Board, (ii) the 80% shareholder approval relating to Business Combinations, and (iii) the list of factors the Board may use to evaluate certain transactions.  Although the affirmative vote of the holders of only a majority of the Company’s outstanding common stock is required to approve the proposed amendments to the Current Certificate as to corporate purpose and limitations on the liability of directors, such additional items have been combined into this single proposal, which therefore requires the affirmative vote of at least 80% of the Company’s outstanding common stock to be approved.

Abstentions and broker non-votes will have the same effect as a vote against this Proposal No. 2.

The Board of Directors recommends that you vote “FOR” this proposal to amend the Current Certificate to eliminate the classification of the Board, to modify the approval of certain corporate transactions, to update the corporate purpose provision, and to limit director liability.

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed the firm of KPMG LLP as the independent registered public accounting firm to audit the consolidated financial statements of the Company and the effectiveness of the Company’s internal control over financial reporting for the fiscal year ending December 31, 2010. KPMG LLP has served as the Company’s auditors since 1980.  Although shareholder ratification of our independent registered public accounting firm is not required by our bylaws or otherwise, we are submitting the selection of KPMG LLP to our shareholders for ratification to permit shareholders to participate in this important corporate decision.

Representatives of KPMG LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Vote Required

Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2010 requires the affirmative vote of the majority of the votes cast at the annual meeting.

The Board recommends that shareholders vote “FOR” the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

Principal Accountant Fees and Services

The following table presents the fees for professional services rendered by KPMG LLP for the audit of our annual consolidated financial statements for the years ended December 31, 2009 and 2008, and fees for other services rendered by KPMG LLP during those periods.

Type of Fees	Fiscal Year Ended December 31, 2009	Fiscal Year Ended December 31, 2008
Audit Fees(1)	$588,000	$723,000
Audit-Related Fees	-	-
Tax Fees(2)	58,400	$120,000
Total Fees	$646,400	$843,000

(1)
Audit fees in each of 2009 and 2008 include the audit of the Company’s consolidated financial statements and review of quarterly financial statements and, with respect to 2008, audit of internal control over financial reporting.

(2)	Tax fees in each of 2009 and 2008 consist of fees for tax compliance and general tax consulting services.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee, in accordance with its charter, reviews and pre-approves all audit and permissible non-audit services provided by KPMG LLP, the Company’s independent registered public accounting firm, and the related fees, prior to the Company’s engagement of KPMG LLP to provide such services.  By resolution of the Audit Committee, the chair of the Audit Committee may approve dollar amounts in excess of the fees established in such resolution(s), subject to ratification by the full committee at its next regular meeting.  At subsequent Audit Committee meetings, the Audit Committee receives updates on services being provided by the independent registered public accounting firm, and management may present additional services for approval.  All services being provided by the independent registered public accounting firm are regularly reviewed. For 2009, all audit and non-audit services provided by KPMG LLP were approved in advance by the Audit Committee.

The Audit Committee has considered whether provision of the above non-audit services is compatible with maintaining KPMG LLP’s independence and has determined that such services are compatible with maintaining KPMG LLP’s independence.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information relating to Hooper Holmes’ equity compensation plans as of December 31, 2009.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	5,782,100	$2.54	2,933,492
Equity compensation plans not approved by security holders	_____	_____	_____

(1)
As of December 31, 2009, the 2008 Plan, the 2007 Plan, and the 2004 Employee Stock Purchase Plan were the three equity compensation plans that were in effect and under which the Company may make future awards.  The number of shares available for grant under each plan as of December 31, 2009 is as follows:  2008 Plan –1,380,000; 2007 Plan –485,000; 2004 Employee Stock Purchase Plan –1,068,492.  In addition, options to purchase shares of common stock remain outstanding as of that date under the Hooper Holmes, Inc. 2002 Stock Option Plan, the Hooper Holmes, Inc. 1999 Stock Option Plan, the 1997 Stock Option Plan, the 1997 Director Option Plan, the 1994 Stock Option Plan, and the 1992 Stock Option Plan.

EXECUTIVE OFFICERS

The following table shows information about our executive officers as of March 25, 2010:

Name	Age	Position
Roy H. Bubbs	60	President and Chief Executive Officer, and a member of the Board of Directors
Michael J. Shea	50	Senior Vice President, Chief Financial Officer and Treasurer
Christopher J. Behling	37	President, Health & Wellness Division
Joseph A. Marone, Jr.	54	Vice President and Controller
Mark C. Rosenblum	55	Senior Vice President, General Counsel and Corporate Secretary
Richard Whitbeck, Jr.	51	President, Portamedic Division
Burt R. Wolder	58	Senior Vice President and Chief Marketing Officer

Information with respect to each of our executive officers other than Roy H. Bubbs is provided below.  Information regarding Mr. Bubbs, who is a director as well as an executive officer of the Company, has been previously provided in the discussion of Proposal No. 1 in this proxy statement.

Michael J. Shea.  Mr. Shea has served as our Senior Vice President, Chief Financial Officer and Treasurer since May 2006.  From April 2003 until May 2006, Mr. Shea was the Chief Financial Officer of Computer Horizons Corporation, a provider of information technology services.  From 1995 to 2003, he served as Vice President and Controller for Computer Horizons.

Christopher J. Behling.  Mr. Behling has served as the President of our Health & Wellness Division since September 2007.  From July 2006 to September 2007, Mr. Behling served as our Senior Vice President, Business Development.  From 2004 until July 2006, he was the founder and President of The Smart Space, a consulting firm specializing in the distribution of financial products.  From 2003 until 2004, he was co-founder of Lifesource Executive Benefits and Insurance Services.  Mr. Behling was Divisional Vice President, Life Division, for AXA Distributors from 2000 until 2003.

Joseph A. Marone, Jr.  Mr. Marone has been a Vice President of the Company since 1999 and has served as Controller since 1992. He served as acting Chief Financial Officer of the Company from September 2005 until May 2006 and has been an employee of the Company since 1990.

Mark C. Rosenblum.  Mr. Rosenblum has served as our Senior Vice President, General Counsel and Corporate Secretary since January 2009.  Prior to joining us, Mr. Rosenblum was active in community and philanthropic endeavors, as well as consulting engagements.  He was employed by AT&T, a global telecommunications provider, from 1984 until his retirement in June 2003 as Vice President – Law.  Before that, Mr. Rosenblum was associated with the New York law firm of Sullivan & Cromwell.

Richard Whitbeck, Jr.  Mr. Whitbeck has served as President of our Portamedic division since September 2008.  Prior to joining the Company, he held senior executive positions in the insurance industry for more than 25 years.  From August 2006 to August 2008, he was President of CJA & Associates, a national actuarial consulting and marketing firm.  Before that, he was Senior Vice President, National Sales Manager at AXA Equitable from October 2000 to August 2006; Second Vice President, Sales Support at John Hancock from 1998 to 2000; and Director, Field Development and Automation at Aetna Life Insurance Co. from 1993 to 1998.

Burt R. Wolder.  Mr. Wolder has served as our Senior Vice President and Chief Marketing Officer since July 2006.  From March 2005 until July 2006, Mr. Wolder was Vice President, Corporate Marketing, for Affiliated Computer Services, Inc., a provider of information technology and business process outsourcing services.  From July 2004 until March 2005, Mr. Wolder served as the head of Communications, Human Resources and Investor Solutions for Mellon Financial Corporation, a global financial services company.  Mr. Wolder was Vice President, Corporate Communications for AT&T from 1978 until April 2003.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table summarizes, with respect to our 2009 fiscal year, compensation awarded to or earned by our (i) Chief Executive Officer, and (ii) our two most highly compensated executive officers other than the Chief Executive Officer, both of whom were serving as an executive officer of the Company as of December 31, 2009.  In this proxy statement, we refer to the individuals listed in the Summary Compensation Table collectively as our named executive officers.

Name and Principal Position	Year	Salary ($)	Option Awards(1) ($)	Non-vested Stock Award ($)	All Other Compensation ($)	Total ($)
Roy H. Bubbs(2) (10) President and Chief Executive Officer	2009	$508,618	$48,000	45,000	$73,538(3)	$675,156
	2008	$453,204	$269,000	__	__	$722,204
Michael J. Shea (10) Senior Vice President, Chief Financial Officer and Treasurer	2009	$250,000	$32,000	33,750	$11,369(4)	$327,119
	2008	$250,000	$142,500	__	$13,540(5)	$406,040
	2007	$250,000	$133,000	__	$17,065(6)	$400,065
Burt R. Wolder Senior Vice President and Chief Marketing Officer	2009	$225,000	$16,000	22,500	$9,721(7)	$273,221
	2008	$225,000	$114,000	__	$12,785(8)	$351,785
	2007	$225,000	$99,750	__	$15,675(9)	$340,425

(1)
Represents the grant date fair value calculated in accordance with current authoritative accounting literature.  For a description of the assumptions made in our valuation of option awards, please refer to Note 3 to the Company’s consolidated financial statements in its annual report on Form 10-K for the year ended December 31, 2009.  The amounts shown for prior year periods have been calculated in accordance with the same methodology.

(2)	Mr. Bubbs was appointed interim President and Chief Executive Officer on February 5, 2008 and President and Chief Executive Officer on April 4, 2008.

(3)
Includes payments of $60,000 under the CEO Interim Relocation Program approved by the Board of Directors on October 28, 2008.  Also includes the incremental cost to the Company in 2009 of a Company-provided automobile of $13,538.

(4)
Includes a Company matching contribution to Mr. Shea’s account balance under the Hooper Holmes, Inc. 401(k) Plan of $619.  Also includes the incremental cost to the Company in 2009 of a Company-provided automobile of $10,750.

(5)
Includes a Company matching contribution to Mr. Shea’s account balance under the Hooper Holmes, Inc. 401(k) Plan of $2,790.  Also includes the incremental cost to the Company in 2008 of a Company-provided automobile of $10,750.

(6)
Includes a Company matching contribution to Mr. Shea’s account balance under the Hooper Holmes, Inc. 401(k) Plan of $1,797.  Also includes the incremental cost to the Company in 2007 of a Company-provided automobile of $10,750 and employee benefits of $4,518.

(7)
Includes a Company matching contribution to Mr. Wolder’s account balance under the Hooper Holmes, Inc. 401(k) Plan of $544.  Also includes the incremental cost to the Company in 2009 of a Company-provided automobile of $9,177.

(8)
Includes a Company matching contribution to Mr. Wolder’s account balance under the Hooper Holmes, Inc. 401(k) Plan of $2,962.  Also includes the incremental cost to the Company in 2008 of a Company-provided automobile of $9,823.

(9)
Includes a Company matching contribution to Mr. Wolder’s account balance under the Hooper Holmes, Inc. 401(k) Plan of $1,342.  Also includes the incremental cost to the Company in 2007 of a Company-provided automobile of $10,250 and employee benefits of $4,083.

(10)
Mr. Bubbs and Mr. Shea have each entered into employment agreements with the Company which provide for certain potential payments to be made to the executives in connection with their respective termination or resignation from the Company.  In the event of termination of the executive’s employment by the Company  without cause, or by the executive for Good Reason (as defined therein), the executive shall be entitled to receive (i) all accrued benefits through the date of termination, (ii) a lump sum amount equal to his base salary in effect at the time of termination through the longer of (A) the term remaining on the agreement or (B) one year (the “Severance Period”),  (iii) continued participation in the Company’s retirement and benefit plans during the Severance Period, and (iv) an automobile allowance of $700 per month during the Severance Period.

Outstanding Equity Awards at Fiscal Year-End Table

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Stock # Not-Vested	Stock # Vested
Roy H. Bubbs	__	100,000(1)	$0.73	4/04/2018
	__	400,000(2)	$1.00	7/28/2018
	__	150,000(3)	$0.45	7/28/2019	100,000(3)	5,000(4)
Michael J. Shea(8)	50,000	50,000(5)	$3.09	5/09/2016
	25,000	75,000(6)	$2.61	7/31/2017
	__	250,000(2)	$1.00	7/28/2018
	__	100,000(3)	$0.45	7/28/2019	75,000(3)	__
Burt R. Wolder	50,000	50,000(7)	$2.86	7/26/2016
	18,750	56,250(6)	$2.61	7/31/2017
	__	200,000(2)	$1.00	7/28/2018
	__	50,000(3)	$0.45	7/28/2019	50,000(3)	__

(1)	This option award is scheduled to vest in four equal installments on the second through fifth anniversaries of the grant date, April 4, 2008.

(2)	Each of these option awards is scheduled to vest in four equal installments on the second through fifth anniversaries of the grant date, July 28, 2008.

(3)	Each of these option/stock awards is scheduled to vest in four equal installments on the second through fifth anniversaries of the grant date, July 28, 2009.

(4)
Awarded to Mr. Bubbs in June 2007 at which time Mr. Bubbs was a non-employee director.  Mr. Bubbs cannot transfer or sell these shares until separation from the Company, but not earlier than four years after joining the board.

(5)	This option award is scheduled to vest in four equal installments on the second through fifth anniversaries of the grant date, May 9, 2006.

(6)	Each of these options awards is scheduled to vest in four equal installments on the second through fifth anniversaries of the grant date, July 31, 2007.

(7)	This award is scheduled to vest in four equal installments on the second through fifth anniversaries of the grant date, July 26, 2006.

(8)
On December 15, 2009, the Company entered into an employment agreement with Mr. Shea.  The initial term of the Agreement is two years, and the agreement will renew automatically for successive one-year terms unless earlier terminated as provided therein.  The Agreement memorializes the previously-disclosed compensation arrangements between the Company and Mr. Shea, who has been serving as the Company’s Senior Vice President and Chief Financial Officer since May 8, 2006.

Executive Change-in-Control Agreements and Employee Retention Agreements

Executive Change-in-Control Agreements

Roy Bubbs entered into an Executive Change in Control Agreement with the Company (“CIC Agreement”) in April 2008.  Burt Wolder and Michael Shea have employee retention agreements (as described below) with the Company, but have been provided with notice that such agreements will not be renewed when they expire later this year, and those executives then will be offered a CIC Agreement with the Company.

The CIC Agreements provide that, if the employee is terminated by the Company without “cause” (not including a termination by reason of death or “Total Disability”) (as defined below) or the employee terminates employment for “good reason” (as defined below) within 12 months following a Change in Control (as defined below), the employee shall be:

•	paid a lump sum cash amount equal to:
o	2 times the employee’s base salary in effect at the time of the Change in Control;
o
2 times the employee’s annual bonus paid to the employee in the most recently completed fiscal year, or, if no bonus was paid, 2 times the employee’s most recent annual bonus paid to the employee for the 3 most recent fiscal years;

o	accrued vacation amounts, if any; and
o	a prorated amount of any annual bonus for the fiscal year in which the termination occurs;
•
at the sole cost of the Company, eligible to participate in all Company-sponsored or provided medical, dental, vision, and prescription drug plans and programs in which the employee was eligible to participate in at any point within the 12-month period prior to termination until the later of (i) 1 year following the Change in Control or (ii) 6 months following the employee’s date of termination; and

•	provided with continued use of a Company automobile, if applicable, until the earlier of (i) the expiration of the lease term or (ii) the first anniversary of the Change in Control.

Under the CIC Agreements, a “Change in Control” shall occur or be deemed to have occurred if any of the following events occur:

•
any person, becomes the beneficial owner, directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities (other than as a result of acquisitions of such securities from the Company);

•
individuals who, as of the date of the applicable CIC Agreement, constitute the Board (referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board (provided that any person becoming a director subsequent to the date of the CIC agreement whose election, or nomination for election, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such person were a member of the Incumbent Board); or

•
a merger, consolidation, reorganization or share exchange, or sale of all of substantially all of the assets of the Company unless (1) the transaction results in the current beneficial owners of the Company’s voting securities to continue to represent more than 50% of the combined voting power of the securities outstanding after the transaction, (2) no person is the beneficial owner, directly or indirectly, of 35% or more of the combined voting power of the securities outstanding after the transaction, and (3) a majority of the Board of the entity surviving after the transaction will be members of the Incumbent Board.

Termination for Good Reason.  The employee may terminate employment for “good reason” upon any one of the following events:

•	a material diminution in the employee’s authorities, duties, and or responsibilities;
•	a material diminution in the budget over which the employee retains authority, unless the diminution is due to a Company-wide diminution of the total budget;
•	a material diminution in the employee’s base salary unless the diminution is the result of a Company-wide diminution in bonuses and/or benefits of all similarly situated employees;
•	the Company’s failure to pay the employee his salary, bonus or other compensation when due;
•	a change in the employee’s principal place of employment, which increases the employee’s commute by more than 50 miles;
•	the failure of any successor to the Company to explicitly assume and agree to be bound by the CIC Agreement; or
•	a material breach by the Company of any of the terms and conditions of the CIC Agreement.

Termination for Cause.  The Company may terminate employment for “cause” in the event of:

•	a felony or crime of moral turpitude by the employee;
•	an act of fraud, embezzlement, misappropriation of assets, dishonesty or disloyalty by the employee;
•	the employee’s failure to substantially perform his duties as they exist at the time of a Change in Control and failure to cure such underperformance within 30 days written demand by the Company;
•	the employee’s material breach of the CIC Agreement or any other agreement between the employee and the Company;
•	the employee’s deliberate and persistent disregard of the Company’s policies or procedures and failure to cure such noncompliance within 30 days written demand by the Company;
•	an act by the employee which brings material adverse publicity to the Company; or
•	an act or failure to act which constitutes gross negligence or a material breach of any fiduciary duty owed to the Company.

Total Disability.  Total Disability means any physical or mental incapacity resulting in the employee’s inability to perform substantially all of his essential duties for an aggregate of 4 months during the calendar year, and which the Company cannot reasonably accommodate without undue hardship.

In general, the payments described above are to be paid within 30 days of the date of termination, except that the annual bonus with respect to the fiscal year of termination will be paid during the 2 ½ month period between the beginning of the fiscal year following the fiscal year in which the termination occurs and the 15th day of the third month following the fiscal year in which the termination occurs.  In the event that the employee’s participation in any medical, dental, vision, and prescription drug plan, program or arrangement of the Company is prohibited, the Company will arrange to provide the employee with benefits substantially similar to those which the employee would have been entitled to receive under such plan, program or arrangement, for such period.

In the event that any payment or distribution by the Company to or for the benefit of the employee would be subject to an excise tax imposed by Section 4999 of the Internal Revenue Code, the Company will determine if the payment of the excise tax would result in the employee receiving a net payment less than what the employee would have received if the payment by the Company was not subject to the excise tax.  If the net payment is less than what the employee would have received if the payment was not subject to the excise tax, the Company shall reduce the total payment such that the employee will no longer be subject to an excise tax under Section 4999.

Employee Retention Agreements

Burt Wolder and Michael Shea have each entered into an employee retention agreement with the Company which provides that, for the one-year period (referred to as the “Employment Period”) following a Retention Agreement Change in Control (as defined below), the employee shall be:

•
paid a base salary at least equal to the highest monthly base salary paid to the employee during the 12-month period immediately preceding the month in which the Retention Agreement Change in Control occurred;

•
paid an annual bonus in cash at least equal to the greater of (A) any guaranteed bonus under any contractual arrangement with the employee, or (B) the highest bonus which the employee received during the three years preceding the Retention Agreement Change in Control;

•
entitled to participate in the Company-provided SERP (supplemental executive retirement plan) benefit (which the Company terminated as of February 2006), as well as all other incentive, savings and retirement plans, practices, policies and programs applicable to the employee;

•
eligible to participate in and receive all benefits under welfare benefit plans (e.g., medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) at least as favorable as the most favorable plans in effect during the 90-day period immediately preceding the Retention Agreement Change in Control;

•
entitled to prompt reimbursement of all reasonable expenses incurred by the employee in accordance with the most favorable plans of the Company in effect at any time during the 90-day period immediately preceding the Retention Agreement Change in Control;

•
entitled to fringe benefits and perquisites in accordance with the most favorable plans of the Company in effect at any time during the 90-day period immediately preceding the Retention Agreement Change in Control;

•	entitled to an office and support staff at least equal to the most favorable provided at any time during the 90-day period immediately preceding a Retention Agreement Change in Control ; and

•	entitled to paid vacation in accordance with the most favorable plans in effect at any time during the 90-day period immediately preceding the Retention Agreement Change in Control.

Under the employee retention agreements, a “Retention Agreement Change in Control” shall occur or be deemed to have occurred if any of the following events occur:

•
any person, or group of affiliated persons, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities (other than as a result of acquisitions of such securities from the Company);

•
individuals who, as of the date of the applicable employee retention agreement, constitute the Board (referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board (provided that any person becoming a director subsequent to the date of the agreement whose election, or nomination for election, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such person were a member of the Incumbent Board);

•
the Company’s shareholders approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to the transaction continuing to represent more than 50% of the combined voting power of the voting securities of the Company or the surviving entity in the transaction, or (B) a merger or consolidation effected to implement a re-capitalization of the Company or similar transaction in which no person acquires more than 20% of the combined voting power of the Company’s then outstanding securities; or

•	the Company’s shareholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

Under the terms of the employee retention agreements, each of the individuals who is a party to such an agreement is entitled to certain benefits if his employment is terminated within the Employment Period, with the benefits varying depending upon the nature of the termination.

Termination for Cause.  If the employee’s employment is terminated by the Company during the Employment Period for “cause,” the Company’s sole obligation is to pay, to the extent unpaid, the employee’s Highest Base Salary (i.e., the employee’s base salary in effect on the date of termination, or, if higher, the highest base salary during the period beginning 90 days prior to the Retention Agreement Change in Control and ending on the date of termination) through the date of termination, plus the amount of any accrued vacation pay and any compensation previously deferred by the employee (together with accrued interest on such deferred compensation).

“Cause” is defined as the employee’s (A) willful and continued failure to substantially perform his duties with the Company (other than as a result of the employee’s incapacity due to physical or mental illness), provided that a written demand for substantial performance has been delivered to the employee and the employee has not cured the failure within 30 days, (B) willful engaging in conduct which is demonstrably and materially injurious to the Company, or (C) willful violation of any material provision of any confidentiality, nondisclosure, non-competition or similar agreement.

Termination by Reason of Death or Disability.  If the employee’s employment is terminated by the Company during the Employment Period by reason of the employee’s death or disability, the Company’s obligation is to pay to the employee or the employee’s legal representatives:

•	to the extent unpaid, the employee’s Highest Base Salary through the date of termination;

•
the product of the annual bonus paid to the employee for the last full fiscal year and a fraction, the numerator of which is the number of days in the fiscal year in which the termination occurs up to the date of termination, and the denominator of which is 365; and

•	any compensation previously deferred by the employee (together with accrued interest on such deferred compensation) and not yet paid, as well as any accrued vacation pay not yet paid, by the Company.

The above amounts are to be paid in a lump sum, in cash, within 30 days of the date of termination.  In addition, in the case of death, the employee’s family is entitled to receive death benefits at least equal to the most favorable benefits provided by the Company to surviving families of employees under the Company’s plans relating to family death benefits, if any.  In the case of disability, the employee shall be entitled to receive disability and other benefits at least equal to the most favorable of those provided by the Company to disabled employees and/or their families under the Company’s plans.

Termination Other Than for Cause, Death or Disability.  If the employee’s employment is terminated by the Company during the Employment Period other than for cause, death or disability, or if the employee terminates his employment for any reason during the 30-day period immediately after the first nine months of the Employment Period, the Company is obligated to pay to the employee:

•	to the extent unpaid, the employee’s Highest Base Salary through the date of termination;

•
the product of (x) the annual bonus paid or payable to the employee for the last full fiscal year (if any) ending during the Employment Period or, if higher, the annual bonus paid to the employee for the last full fiscal year prior to the occurrence of the Retention Agreement Change in Control (referred to as the “Recent Bonus”), and (y) a fraction, the numerator of which is the number of days in the fiscal year in which termination occurs up to  the date of termination and the denominator of which is 365;

•	two times the sum of the employee’s Highest Base Salary and Recent Bonus; and

•	all amounts of compensation previously deferred (with accrued interest on such deferred compensation) and not yet paid, and any accrued vacation pay not yet paid, by the Company.

The above amounts are to be paid in a lump sum, in cash, within 30 days of the date of termination.  In addition, the employee is entitled to receive, for the remainder of the Employment Period or such longer period as any Company plan may provide, continued benefits for the employee and his family at least equal to those which would have been provided if the employee’s employment had not been terminated.

In the event that any payment or distribution by the Company to or for the benefit of the employee would be subject to an excise tax imposed by Section 4999 of the Internal Revenue Code, or any interest or penalties are incurred by the employee with respect to such excise tax, then the employee shall be entitled to receive an additional payment (referred to as a “Gross-Up Payment”) in an amount such that after payment by the employee of all taxes, including any excise tax, interest and penalties imposed upon the Gross-Up Payment, the employee retains an amount of the Gross-Up Payment equal to the excise tax imposed upon the payments or distribution by the Company to or for the benefit of the employee.

Each of the employee retention agreements provides that if, prior to the occurrence of a Retention Agreement Change in Control, either (i) the employee’s employment terminates, or (ii) the employee ceases to be an officer of the Company, the employee shall have no further rights under the agreement, unless it can be reasonably demonstrated that the termination arose in connection with or anticipation of a Retention Agreement Change in Control or at the request of a third party who has taken steps reasonably calculated to effect a Retention Agreement Change in Control.

Stock Option Plans

The Company sponsors and maintains the 2008 Plan in which our executive officers are eligible to participate and under which grants may be made.  In addition, options to purchase shares of our common stock issued to our executive officers remain outstanding as of the date of this proxy statement under the Hooper Holmes, Inc. 1999 Stock Option Plan and the Hooper Holmes, Inc. 2002 Stock Option Plan.

Subject to the terms of any option agreement with respect to an award under the 2008 Plan, all outstanding options granted under the 2008 Plan may fully vest and become exercisable for the 15-day period immediately prior to a change of control of the Company where the option awards are not being assumed or continued as part of the transaction.  In lieu of vesting for the 15-day period immediately prior to the change of control, the Compensation Committee may elect to cancel all outstanding option awards and pay to the option holder an amount equal to the amount paid to the holders of Company stock at the time of the change of control that exceeds the applicable option exercise price.  Under the 2008 Plan, a “change of control” is defined as the occurrence of any of the following events:

•
if any person (other than the Company, its affiliates, a trustee or fiduciary holding securities under an employee benefit plan of the Company, an underwriter temporarily holding Company securities or a corporation owned, directly or indirectly, by the Company shareholders in the same proportion as their ownership in the Company) is or becomes, directly or indirectly, the beneficial owner of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities;

•
any individuals who on the effective date of the 2008 Plan constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, unless the election or nomination of the individual was approved by at least a majority of the directors then comprising the Incumbent Board;

•
the Company shareholders approve a merger, consolidation or share exchange of the Company with any other corporation or entity, or approve the issuance of voting securities of the Company in connection with a merger, consolidation or share exchange of the Company, or the Company’s shareholders approve a plan of complete liquidation or dissolution of the Company.

Subject to the terms of any option agreement with respect to an award under the Hooper Holmes, Inc. 1999 Stock Option Plan and the Hooper Holmes, Inc. 2002 Stock Option Plan, all outstanding options granted under either of these plans are to fully vest and become exercisable immediately prior to or concurrent with an actual or threatened change in control of the Company.  A “change in control of the Company” is defined as a change in control of a nature that would be required to be reported in response to Schedule 14A of Regulation 14A under the  Exchange Act, including:

•
if any person, or group of affiliated persons, is or becomes, the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities;

•
if, during any period of 24 consecutive months during the term of an option or stock appreciation right granted under any  of these plans, individuals who at the beginning of such period constituted the Board cease for any reason to constitute at least a majority of the Board, unless the election, or the nomination for election by the Company’s shareholders, of each director who was not a director at the date of grant has been approved in advance by directors representing at least 2/3rds of the directors then in office who were directors at the beginning of the period;

•	upon the first purchase of the Company’s common stock in accordance with a tender or exchange offer (other than such an offer made by the Company); or

•	upon a complete liquidation or dissolution by the Company.

A “threatened change in control of the Company” is defined as any set of circumstances which in the opinion of the Board poses a real, substantial and immediate possibility of leading to a change in control of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Board has adopted a policy regarding transactions with related persons that specifies the procedures to be followed by the Governance and Nominating Committee of the Board in considering, and determining whether to approve or ratify, a transaction with a related person.  For purposes of the policy statement, a “related person” is defined to mean:

•
any person who is or was (since the beginning of the Company’s most recently completed fiscal year) a director, nominee for director or executive officer of the Company or any subsidiary of the Company;

•	any person (including an entity or group) who is the beneficial owner of more than 5% of any class of the Company’s voting securities;

•
any individual who is an immediate family member of any such person (i.e., such person’s spouse, either parent,  a step-parent, a child or stepchild, sibling, mother or father-in-law, brother or sister-in-law, son or daughter-in-law, or any person sharing the household of such person); or

•
any firm, corporation or other entity in which any such person serves as an executive officer or general partner or, together with any other persons described above, owns 10% or more of the equity interests of that firm, corporation or other entity.

The policy statement stipulates that each member of the Board and/or management is to provide the Governance and Nominating Committee of the Board with any and all information pertaining to any proposed or existing related person transaction promptly after becoming aware of such transaction.  Upon being advised of the transaction, the Governance and Nominating Committee will consider, among other things:

•	the nature of the interest the related person has in the transaction;

•	the materiality of the interest the related person has or may have in the transaction;

•	the approximate dollar amount of the transaction;

•	whether the transaction is fair to the Company;

•	whether the transaction is on terms no less favorable than those generally available to unaffiliated third parties under the same or similar circumstances;

•	the significance of the transaction to investors in light of all the circumstances; and

•	whether the transaction would present a conflict of interest for a director or executive officer, as set forth in the Company’s Code of Conduct and Ethics, or violate any other provision of such code.

If the Governance and Nominating Committee determines to approve or ratify the transaction, the committee is to provide the Board with a report consisting of the facts relating to the transaction considered by the committee, the material terms and business purpose of the transaction, the benefits to the Company and to the related person, and whether the transaction requires a waiver of the Company’s Code of Conduct and Ethics.  The report shall also indicate the basis for the committee’s approval or ratification of the transaction.

There were no “related person” transactions arising or existing during 2009 requiring disclosure under applicable NYSE Amex listing standards, SEC rules and regulations or the Company’s policy and procedures.

ADJOURNMENT OF THE ANNUAL MEETING

In the event there is an insufficient number of shares of our common stock present in person or by proxy at the annual meeting to constitute a quorum, the Board will request approval to adjourn the annual meeting to a later date.  The place and date to which the annual meeting would be adjourned would be announced at the annual meeting.

SHAREHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

Unless otherwise provided in the Company’s bylaws, proposals of shareholders intended for inclusion in the proxy statement for the annual meeting of shareholders to be held in 2011 must be received at the Company’s executive office not later than December 14, 2010.  Proponents should submit their proposals to the attention of the Company’s Corporate Secretary, by certified mail – return receipt requested.

A shareholder who wishes to put forth a proposal at the 2011 annual meeting of shareholders without including the proposal in the Company’s proxy statement must notify the Company of such proposal by February 22, 2011.  If a shareholder fails to give notice by this date, the proxy solicited by the Company for use in connection with the 2011 annual meeting will confer discretionary authority on the persons named as proxies to vote in their discretion on such proposal without any discussion in the proxy statement of either the proposal or how the proxies intend to exercise their voting discretion.

By Order of the Board

Mark C. Rosenblum
Corporate Secretary

April 14, 2010

APPENDIX A

RESTATED CERTIFICATE OF INCORPORATION OF

HOOPER HOLMES, INC.

Under Section 807
of the
Business Corporation Law

The undersigned, being the President and the Secretary of Hooper Holmes, Inc., a New York corporation, pursuant to Section 807 of the Business Corporation Law of the State of New York do hereby amend, restate, certify and set forth:

1. The name of the corporation is HOOPER HOLMES, INC. (the "corporation"). The name under which the corporation was formed is THE HOOPER HOLMES INFORMATION BUREAU.

2. The certificate of incorporation of the corporation was filed by the Department of State on March 7, 1906.

3. The certificate of incorporation, as heretofore amended, is hereby further amended to reflect the following amendments authorized by the Business Corporation Law, to wit:

a.	To declassify the Board of Directors, adjust director’s terms of office and modify provisions on election, removal and appointment of directors.

b.	To broaden the corporation’s purpose.

c.	To change the requirements for evaluating and approving certain corporate transactions.

d.	To provide for limitations on the liability of directors and officers of the corporation.

4. The certificate of incorporation of the corporation is hereby amended and restated to read in full as follows:

FIRST: The name of the corporation is: HOOPER HOLMES, INC.

SECOND: The purposes for which the corporation is formed are as follows: to engage in any lawful act or activity for which a corporation may be organized under the Business Corporation Law, provided that it is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

THIRD: The office of the corporation is to be located in the City, County and State of New York.

FOURTH: The aggregate number of shares which the corporation shall have authority to issue is 240,000,000 shares, all of which shall be designated common shares with a par value of $0.04 each.  Subject to the provisions of the by-laws, as from time to time amended, with respect to the closing of the transfer books and the fixing of a record date, each share of the capital stock of the corporation shall be entitled to one vote on all matters requiring a vote of the shareholders and shall be entitled to receive such dividends, in cash, securities, or property, as may from time to time be declared by the Board of Directors.

FIFTH: No holder of shares of the corporation of any class, now or hereafter authorized, shall have any preferential or preemptive right to subscribe for, purchase or receive any shares of the corporation of any class, now or hereafter authorized, or any securities convertible into or exchangeable for such shares, or any rights, warrants or options to subscribe for, purchase or receive such shares or convertible or exchangeable securities, which may at any time be issued, sold or offered for sale by the corporation.

SIXTH: The Secretary of State is hereby designated as agent of the corporation upon whom process against the corporation may be served.

SEVENTH: The address to which the Secretary of State shall mail a copy of any action or proceeding against the corporation accepted on behalf of the corporation is: c/o The Corporation Service Company, 80 State Street, Albany, NY 12207.

EIGHTH: The duration of the corporation is to be perpetual.

NINTH:

(a) The property, affairs and business of the corporation shall be managed under the direction of a Board of Directors. The number of directors comprising the entire Board of Directors shall be fixed from time to time in accordance with the provisions of the by-laws of the corporation.  Each director shall serve for a one-year term ending on the next annual meeting following the annual meeting at which such director was elected; provided that (i) the term of the members of the Board of Directors elected at the 2008 annual meeting shall terminate at the 2011 annual meeting, (ii) the term of the members of the Board of Directors elected at the 2009 annual meeting shall terminate at the 2012 annual meeting and (iii) the term of the members of the Board of Directors elected at the 2010 annual meeting shall terminate at the 2013 annual meeting. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

(b) The Board of Directors may designate one or more committees, as provided for in the by-laws, which shall have all of the authority and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the corporation to the extent lawful under the Business Corporation Law.

(c) Any vacancy on the Board of Directors may be filled in the manner specified in the corporation’s by-laws.  Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

(d) Directors need not be shareholders of the corporation, citizens of the United States or residents of the State of New York. Each director shall be at least twenty-one years of age.

TENTH:  At a meeting of shareholders, following all requisite approvals under the Business Corporation Law, the affirmative vote of a majority of all outstanding shares entitled to vote thereon shall be required to take any of the following actions:

(a) to adopt a plan of merger or consolidation in accordance with Section 903 of the Business Corporation Law or any successor provision thereto;

(b) to approve the sale, lease, exchange or other disposition of all or substantially all of the assets of the corporation in accordance with Section 909 of the Business Corporation Law or any successor provision thereto;

(c) to adopt a plan for the exchange of shares in accordance with Section 913 of the Business Corporation Law or any successor provision thereto; and

(d) to authorize the dissolution of the corporation in accordance with Section 1001 of the Business Corporation Law or any successor provision thereto.

ELEVENTH:  Pursuant to Section 402(b) of the Business Corporation Law, the personal liability of a director of the corporation to the corporation or its shareholders for damages for breach of duty as a director shall be eliminated to the fullest extent permitted by the Business Corporation Law, as the same exists on the date hereof or as it may hereafter be amended.  Any repeal or modification of the foregoing provisions of this Article shall not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.

This Restated Certificate of Incorporation was authorized by a vote of the holders of eighty percent of all outstanding shares of the corporation entitled to vote thereon, at a meeting of the shareholders duly called, noticed and held on the [___] day of [___], 2010, pursuant to authorization by a vote of the directors at a meeting of the Board of Directors duly called and held on the [__] day of [_____], 20[__].